UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Qwest Communications International Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 22, 2008

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice and Proxy Statement / Annual Report / Additional Financial Information

To view these materials, have the 12-digit Control # (located on the following page) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before May 8, 2008.

To request material:	Internet: www.proxyvote.com	Telephone: 1-800-579-1639	**Email: sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line.

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

QWEST COMMUNICATIONS INTERNATIONAL INC.
Vote In Person
QWEST COMMUNICATIONS INTERNATIONAL INC. 1801 CALIFORNIA STREET 51ST FLOOR DENVER, CO 80202	Should you choose to attend the meeting and vote in person, you will need proof of ownership and identification. This notice will serve as proof of ownership.

Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 21, 2008, for shares held by registered holders directly and 11:59 P.M. Eastern Time on May 19, 2008, for shares held in the Employee Stock Purchase or 401(k) plans. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location	DRIVING DIRECTIONS

The Annual Meeting for holders as of March 24, 2008

is to be held on May 22, 2008 at 10:00 a.m. Local Time

at:     Seawell Grand Ballroom of the Denver

Center for the Performing Arts

1050 13th Street

Denver, Colorado 80204

From Denver International Airport:

•   From the airport terminal go west on Pena Blvd

•   From Pena Blvd. merge onto I-70 west

•   Take the I-25 south exit toward Colorado Springs

•   Take exit 212A south onto Speer Blvd

•   Turn sharp left onto Arapahoe Street

•   Turn right onto 13th Street

From Northbound I-25

•   Take I-25 north to Exit 210C for the Auraria Parkway

•   Turn right onto Speer Blvd

•   Turn sharp left onto Arapahoe Street

•   Turn right onto 13th Street

PARKING

There is a parking garage at the Denver Performing Arts Complex with entrances off Arapahoe Street and 13th Street. There is also a parking garage across the street at the Colorado Convention Center that connects to the Complex by a pedestrian bridge over Champa Street.

After Parking Enter DCPA Complex from Parking Garage or 14th Street Entrance.

To avoid parking concerns, there is a Light Rail stop at the Colorado Convention Center across the street from the Complex.

Be sure to bring this notice or other proof of ownership (i.e., broker statement) and photo ID.

Please call 800-567-7296 with any questions.

Voting items

Your Board of Directors recommends you vote “FOR” each of the nominees for director, “FOR” proposal 2, and “AGAINST” proposals 3 and 4.

1.      The election of 13 directors to our Board to hold office until the annual meeting of stockholders in 2009 and until their successors are elected and qualified.

Nominees:

1a.    Edward A. Mueller

1b.    Linda G. Alvarado

1c.    Charles L. Biggs

1d.    K. Dane Brooksher

1e.    Peter S. Hellman

1f.    R. David Hoover

1g.    Patrick J. Martin

1h.    Caroline Matthews

1i.     Wayne W. Murdy

1j.     Jan L. Murley

1k.    Frank P. Popoff

1l.     James A. Unruh

1m.  Anthony Welters

2.      The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2008.

3.      A stockholder proposal requesting that our Board seek stockholder approval of certain future severance agreements with senior executives.

4.      A stockholder proposal requesting that our Board establish a policy of separating the roles of Chairman and Chief Executive Officer whenever possible.